UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

                            _____________________________________________________________________________

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 1, 2006

Commission file number: 333-104141

REMINGTON ARMS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware                             51-0350935

(State or other jurisdiction of incorporation or organization)                          (I.R.S. Employer Identification No.)

870 Remington Drive

P.O. Box 700

Madison, North Carolina 27025-0700

(Address of principal executive offices)

(Zip Code)

(336) 548-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K has 3 pages.

ITEM 1.01 Entry into a Material Definitive Agreement.

        Pursuant to his promotion to Chief Financial Officer, on December 1, 2006, Remington Arms Company, Inc. (the “Company”), entered into a Severance Agreement, effective as of November 1, 2006, with Stephen P. Jackson, Jr., Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary.

        The key terms and conditions of the agreement that are material to the Company are as follows:

    Mr. Jackson has been granted a severance package which has an initial term through October 31, 2007, and is renewable on an annual basis at the discretion of the Compensation Committee. If, in the event of a change in control of more than 50% of the Company’s equity, any of the following occurs: a) a diminishment in scope of his duties occurs; b) assignment to a primary office located beyond a 50 mile radius of his current workplace; c) he is not invited to stay with the new company or d) he chooses not to stay with the new company, Mr. Jackson will be paid out two year’s salary based on his current salary at the time of the event.

ITEM 5.02 (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      See Item 1.01, above.

ITEM 9.01 Financial Statements and Exhibits

(a)     Financial statements of business acquired

         Not applicable.

(b)     Pro forma financial information

         Not applicable.

(c)     Shell company transactions

         Not applicable.

(d)	Exhibits. Attached as Exhibit 10.1 is the Severance Agreement, dated December 1, 2006, between Remington Arms Company, Inc. and Stephen P. Jackson, Jr.

REMINGTON ARMS COMPANY, INC.

/s/ Stephen P. Jackson, Jr.
Stephen P. Jackson, Jr.
Senior Vice President, Chief Financial Officer
Treasurer and Corporate Secretary
(Principal Financial Officer)

December 7, 2006